Exhibit 10.1

FIRST AMENDMENT TO SECOND

AMENDED AND RESTATED REVOLVING LOAN AGREEMENT

This FIRST AMENDMENT TO SECOND AMENDED AND RESTATED REVOLVING LOAN AGREEMENT (this “Amendment”) is made as of November 13, 2007 by and among (a) AvalonBay Communities, Inc. (the “Borrower”), (b) the Banks party hereto, and (c) Bank of America, N.A. as Administrative Agent (in such capacity, the “Administrative Agent”) for the Banks.

WHEREAS, the Borrower, the Banks and the Administrative Agent are parties to a Second Amended and Restated Revolving Loan Agreement dated as of November 14, 2006 (the “Loan Agreement”), pursuant to which the Banks have agreed to make loans to the Borrower on the terms and conditions set forth therein; and

WHEREAS, the Borrower has elected to exercise its option to increase the Total Loan Commitment under the Loan Agreement, and the Banks party hereto are willing to increase their respective Loan Commitments under the Loan Agreement on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and fully intending to be legally bound by this Amendment, the parties hereto agree as follows:

1.             Definitions.  Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Loan Agreement.

2.             Modifications to Loan Agreement.  As of the Effective Date (as defined in §4 hereof) the Loan Agreement is modified as follows:

2.1.         Schedule 1.  Schedule 1 to the Loan Agreement is hereby modified by deleting said Schedule 1 in its entirety and substituting the Schedule 1 attached to this Amendment in place thereof.

2.2.         Schedule 2.16.  Schedule 2.16 to the Loan Agreement is hereby modified by deleting said Schedule 2.16 in its entirety and substituting the Schedule 2.16 attached to this Amendment in place thereof.

2.3.         Exhibit B-1.  EXHIBIT B-1 to the Loan Agreement is hereby modified by deleting said EXHIBIT B-1 in its entirety and substituting the EXHIBIT B-1 attached to this Amendment in place thereof.

2.4.         Acknowledgement.  The parties acknowledge that as of the Effective Date the Total Loan Commitment shall be $1,000,000,000.  The Borrower acknowledges that no further increases of the Total Loan Commitment may be made under Section 2.19 of the Loan Agreement.

3.             Provisions Of General Application.

3.1.         Representations and Warranties. The Borrower hereby represents and warrants as of the date hereof that (a) each of the representations and warranties of the Borrower contained in the Loan Agreement, the other Loan Documents or any document or instrument delivered pursuant to or in connection with the Loan Agreement or this Amendment are true and correct in all material respects as of the date as of which they were made and are true and correct in all material respects at and as of the date of this Amendment (except to the extent (i) of changes resulting from transactions contemplated or not prohibited by the Loan Agreement or the other Loan Documents, (ii) of changes occurring in the ordinary course of business, or (iii) that such representations and warranties relate expressly to an earlier date), (b) no Default or Event of Default exists on the date hereof (before and after giving effect to this Amendment), and (c) this Amendment has been duly authorized, executed and delivered by the Borrower and is in full force and effect as of the Effective Date, and the agreements and obligations of the Borrower contained herein constitute the legal, valid and binding obligations of the Borrower, enforceable against it in accordance with its terms, subject only to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and to the fact that the availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

The Borrower hereby further represents and warrants as of the date hereof that the execution, delivery and performance of this Amendment are within the Borrower’s corporate powers, have been authorized by all necessary corporate action, and do not and will not (a) require the consent or approval of its shareholders or such consent or approval has been obtained, (b) contravene either its certificate of incorporation or by-laws, (c) to the best of Borrower’s knowledge, violate any provision of, or require any filing, registration, consent or approval under, any Law (including, without limitation, Regulation U), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to it, (d) result in a breach of or constitute a default under or require any consent under any indenture or loan or credit agreement or any other agreement, lease or instrument to which it may be a party or by which it or its properties may be bound or affected except for consents which have been obtained, (e) result in, or require, the creation or imposition of any Lien, upon or with respect to any of its properties now owned or hereafter acquired or (f) to the best of Borrower’s knowledge, cause it to be in default under any such Law, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.

3.2.         No Other Changes.  Except as otherwise expressly provided or contemplated by this Amendment, all of the terms, conditions and provisions of the Loan Agreement remain unaltered and in full force and effect.  The Loan Agreement and this Amendment shall be read and construed as one agreement.  The making of the modifications in this Amendment does not imply any obligation or agreement by the Administrative Agent or any Bank to make any other amendment, waiver, modification or consent as to any matter on any subsequent occasion.  This Amendment shall be a Loan Document under the Loan Agreement.

3.3.         Governing Law.  This Amendment shall be deemed to be a contract under the laws of the State of New York.  This Amendment and the rights and obligations of each of the parties hereto are contracts under the laws of the State of New York and shall for all purposes be construed in accordance with and governed by the laws of such State (excluding the laws applicable to conflicts or choice of law).

3.4.         Assignment.  This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective permitted successors and assigns.

3.5.         Counterparts.  This Amendment may be executed in any number of counterparts, but all such counterparts shall together constitute but one and the same agreement.  In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.  Delivery of an executed counterpart of this Amendment by facsimile or other electronic transmission, with confirmation of receipt or record of transmission, shall be effective as delivery of a manually executed counterpart of this Amendment.

4.             Effectiveness of this Amendment.  This Amendment shall become effective on the date on which the following conditions precedent are satisfied (such date being hereinafter referred to as the “Effective Date”):

(a)           Execution and delivery to the Administrative Agent by each of those Banks increasing its Loan Commitment, the Borrower and the Administrative Agent of this Amendment.

(b)           Execution and delivery to the Administrative Agent of (i) a certificate of the Borrower confirming that there have been no changes to its certificate of incorporation or by-laws since November 14, 2006, or (ii) if there have been changes to the Borrower’s certificate of incorporation or by-laws since such date, a secretary’s certificate of the Borrower certifying as to such changes.

(c)           Delivery to the Administrative Agent of an incumbency certificate of the Borrower and of resolutions of the board of directors of the Borrower authorizing this Amendment.

(d)           Payment by the Borrower of (i) the fees payable to the Syndication Agent described in the Fee Letter dated as of November 13, 2007 (the “Fee Letter”), (ii) the upfront fees payable to those Banks increasing their Loan Commitments described in the Fee Letter, which fees shall be paid to the Administrative Agent for the account of the Banks, and (iii) all expenses due and payable on or before the Effective Date, including, without limitation, reasonable attorneys’ fees and expenses and other costs and expenses incurred in connection with this Amendment, including those payable under Section 3.05 of the Loan Agreement.

(e)           Delivery to the Administrative Agent by Goodwin Procter LLP, as counsel to the Borrower, of an opinion addressed to the Banks and the Administrative Agent in form and substance reasonably satisfactory to the Administrative Agent.

(f)            Execution and delivery by the Borrower of (i) New Notes and Supplemental Notes payable to those Banks increasing their Loan Commitments and (ii) a new Bid Rate Loan Note reflecting the increased amount of the Bid Borrowing Limit.

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IN WITNESS WHEREOF, the undersigned have duly executed and delivered this First Amendment as of the date first set forth above.

AVALONBAY COMMUNITIES, INC.

By:	/s/ Joanne M. Lockridge
Name:	Joanne M. Lockridge
Title:	Senior Vice President

BANK OF AMERICA, N.A. (as Bank and Administrative Agent)

By:	/s/ Misbah Seyal
Name:	Misbah Seyal
Title:	Vice President

JPMORGAN CHASE BANK, N.A. (as Bank and Syndication Agent)

By:	/s/ Marc E. Costantino
Name:	Marc E. Costantino
Title:	Executive Director

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ Matthew Ricketts
Name:	Matthew Ricketts
Title:	Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:	/s/ J.T. Johnston Coe
Name:	J.T. Johnston Coe
Title:	Managing Director

By:	/s/ Brenda Casey
Name:	Brenda Casey
Title:	Director

MORGAN STANLEY BANK

By:	/s/ Daniel Twenge
Name:	Daniel Twenge
Title:	Authorized Signatory

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Stephen F. Gray
Name:	Stephen F. Gray
Title:	Vice President

SUNTRUST BANK

By:	/s/ Nancy B. Richards
Name:	Nancy B. Richards
Title:	Senior Vice President

UBS LOAN FINANCE LLC

By:	/s/ Irja R. Otsa
Name:	Irja R. Otsa
Title:	Associate Director

By:	/s/ Mary E. Evans
Name:	Mary E. Evans
Title:	Associate Director

REGIONS BANK (F/K/A AMSOUTH BANK)

By:	/s/ Kerri Raines
Name:	Kerri Raines
Title:	Vice President

THE BANK OF NEW YORK

By:	/s/ David Applebaum
Name:	David Applebaum
Title:	Vice President

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ William R. Lynch, III
Name:	William R. Lynch, III
Title:	Senior Vice President

SCOTIABANC INC.

By:	/s/ J.F. Todd
Name:	J.F. Todd
Title:	Managing Director

BANK OF TOKYO-MITSUBISHI UFJ, LTD.

By:	/s/ James T. Taylor
Name:	James T. Taylor
Title:	Vice President

EXHIBIT B-1

BID RATE LOAN NOTE

$                                                                                                                                                              New York, New York

                                                                                                                                                        [Date]

For value received, AvalonBay Communities, Inc., a Maryland corporation (“Borrower”), hereby promises to pay to the order of Bank of America, N.A., as administrative agent (“Administrative Agent”), or its successors or assigns for the account of the respective Banks making Bid Rate Loans or their respective successors or assigns (for the further account of their respective Applicable Lending Offices), at the principal office of Administrative Agent located at 777 Main Street, Hartford, CT  06115, the principal sum of                     Dollars ($        ), or, if less, the amount loaned by one or more of said Banks under their respective Bid Rate Loans to Borrower pursuant to the Loan Agreement (as defined below) and actually outstanding, in lawful money of the United States and in immediately available funds, in accordance with the terms set forth in the Loan Agreement.  Borrower also promises to pay interest on the unpaid principal balance hereof, for the period such balance is outstanding, in like money, at said office for the account of said Banks for the further account of their respective Applicable Lending Offices, at the times and at the rates per annum as provided in the Loan Agreement.  Any amount of principal hereof which is not paid when due, whether at stated maturity, by acceleration, or otherwise, shall bear interest from the date when due until said principal amount is paid in full, payable on demand, at the rate set forth in the Loan Agreement.

The date and amount of each Bid Rate Loan to Borrower under the Loan Agreement referred to below, the name of the Bank making the same, the interest rate applicable thereto and the maturity date thereof (i.e., the end of the Interest Period Applicable thereto) shall be recorded by Administrative Agent on its records and may be endorsed by Administrative Agent on the schedule attached hereto and any continuation thereof.

This Note is the Bid Rate Loan Note referred to in the Second Amended and Restated Revolving Loan Agreement dated as of November 14, 2006 (as the same may be amended from time to time, the “Loan Agreement”) among Borrower, the Banks named therein and Administrative Agent, as administrative agent for the Banks.  All of the terms, conditions and provisions of the Loan Agreement are hereby incorporated by reference.  All capitalized terms used herein and not defined herein shall have the meanings given to them in the Loan Agreement.

The Loan Agreement contains, among other things, provisions for the prepayment of and acceleration of this Note upon the happening of certain stated events.

No recourse shall be had under this Note against the Borrower’s Principals except as and to the extent set forth in Section 11.02 of the Loan Agreement.

All parties to this Note, whether principal, surety, guarantor or endorser, hereby waive presentment for payment, demand, protest, notice of protest and notice of dishonor.

This Note shall be governed by, and construed and enforced in accordance with, the Laws of the State of New York, provided that, as to the maximum lawful rate of interest which may be charged or collected, if the Laws applicable to a particular Bank permit it to charge or collect a higher rate than the Laws of the State of New York, then such Law applicable to such Bank shall apply to such Bank under this Note.

AVALONBAY COMMUNITIES, INC.

By:
Name:
Title:

Bid Rate Loan Number	Date	Amount of Bid Rate Loan	Interest Rate	Expiration of Interest Period	Notation Made By: